UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

California Republic Auto Receivables Trust 2014-1

(Exact name of Issuing Entity as specified in its charter)

California Republic Funding, LLC

(Exact name of Depositor as specified in its charter)

California Republic Bank

(Exact name of Sponsor as specified in its charter)

Delaware	333-190866-02	38-7109968
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman, Suite 1100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 270-9700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

In connection with sale of $223,370,000 of Asset Backed Notes (the “Notes”) offered pursuant to the Prospectus dated March 12, 2014 and the Prospectus Supplement dated March 18, 2014, California Republic Funding, LLC (the “Depositor”) entered into an underwriting agreement on March 18, 2014, a copy of which is annexed as an exhibit to this current Report on Form 8-K.

Section 8 – Other Events

Item 8.01. Other Events.

In connection with the $223,370,000 Asset Backed Notes (the “Notes”) offered pursuant to the Prospectus dated March 12, 2014 and the Prospectus Supplement dated March 18, 2014, annexed hereto as exhibits to this current Report on Form 8-K are legality and tax matters opinions of Mitchell Silberberg & Knupp LLP relating to the Notes.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement, dated March 18, 2014, among the Depositor, California Republic Bank, and Credit Suisse Securities (USA) LLC, as underwriter.

5.1	Opinion of Mitchell Silberberg & Knupp LLP regarding legality.

8.1	Opinion of Mitchell Silberberg & Knupp LLP regarding certain tax matters.

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA REPUBLIC FUNDING, LLC as Depositor

By:	/s/ Jon Wilcox

Jon Wilcox Manager

Date: March 20, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 18, 2014, among the Depositor, California Republic Bank, and Credit Suisse Securities (USA) LLC, as underwriter.

5.1	Opinion of Mitchell Silberberg & Knupp LLP regarding legality.

8.1	Opinion of Mitchell Silberberg & Knupp LLP regarding certain tax matters.

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibits 5.1 and 8.1).

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